Exhibit 10.1

SIXTEENTH AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This SIXTEENTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of February 17, 2015, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 4, 2010 (as the same has been and may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Agent, the Lenders, Borrower and the Guarantors have agreed to amend the Credit Agreement as provided herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.                                       Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1                               Additional Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Antero Water Agent” means the “Administrative Agent” under and as defined in the Antero Water Credit Agreement.

“Antero Water Aggregate Credit Exposure” means, as of any date of determination, the “Aggregate Credit Exposure” under and as defined in the Antero Water Credit Agreement.

“Antero Water Credit Agreement” means that certain Credit Agreement, dated as of February 28, 2014, among Antero Water (successor by assignment from Midstream Operating), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

“Antero Water Loan Documents” means the “Loan Documents” under and as defined in the Antero Water Credit Agreement.

“Antero Water Obligations” means the “Obligations” under and as defined in the Antero Water Credit Agreement.

“Sixteenth Amendment Effective Date” means February 17, 2015.

1.2                               Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time, as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.03; provided that such amount shall not at any time exceed the lesser of (a) the Net Borrowing Base then in effect and (b) the Maximum Facility Amount.  As of the Sixteenth Amendment Effective Date, the Aggregate Commitment is $3,800,000,000.

“Combined Credit Exposure” means as of any date and for all purposes, the sum of (i) the Aggregate Credit Exposure as of such date, plus (b) the Antero Water Aggregate Credit Exposure as of such date.

“MLP Party” means (a) Antero Midstream and each of its Subsidiaries, and (b) at any time on or after the contribution of the Equity Interests of Antero Water and each of its Subsidiaries to Antero Midstream, or any of its Subsidiaries, Antero Water and each of its Subsidiaries, and collectively, the “MLP Parties”.

“Projected Oil and Gas Production” means, (a) as of the last day of each fiscal quarter, the forecasted production of Crude Oil, Natural Gas, and Natural Gas Liquids (measured by volume unit or BTU equivalent, not sales price) from Oil and Gas Interests owned by the Credit Parties as set forth in the production report delivered by the Borrower under Section 6.01(g) and (b) for purposes of Section 7.03(e) only, the projected production of Crude Oil, Natural Gas, or Natural Gas Liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Interests owned by the Credit Parties that are located in or offshore, if any, of the United States and that have attributable to them proved Oil and Gas Interests, as such production is projected in the Reserve Report most recently delivered, after deducting projected production from any Oil and Gas Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.01(d) or (f) and otherwise are reasonably satisfactory to Administrative Agent.

“Unrestricted Subsidiary” means (a) any Subsidiary that shall be designated an Unrestricted Subsidiary by Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (i) is a Material Domestic Subsidiary, (ii) owns or operates any Oil and Gas Interests included in the Borrowing Base Properties, any Water Assets or any Midstream Assets or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities, or other obligations under any now existing or hereafter outstanding Senior Notes (or any Permitted Refinancing thereof).  Notwithstanding anything to the contrary herein, upon the contribution of all of Borrower’s Equity Interests in Antero Water and each of its Subsidiaries to Antero Midstream or any of its Subsidiaries, Antero Water and each of its Subsidiaries shall be an Unrestricted Subsidiary.

1.3                               Deleted Definitions.  The following definitions shall be and hereby are deleted from Section 1.01 of the Credit Agreement:

“Applicable Hedge Percentage”

“Measurement Date”

“Midstream Loan Documents”

“Midstream Obligations”

“Midstream Operating Agent”

“Midstream Operating Aggregate Credit Exposure”

“Midstream Operating Credit Agreement”

“Midstream Operating Loan Documents”

“Midstream Operating Obligations”

“Midstream Qualified IPO”

“Midstream Special Interests”

1.4                               Midstream Operating Agent.  The Credit Agreement shall be and it hereby is amended to replace the term “Midstream Operating Agent” in each instance where it appears with the term “Antero Water Agent”.

1.5                               Midstream Operating Credit Agreement.  The Credit Agreement shall be and it hereby is amended to replace the term “Midstream Operating Credit Agreement” in each instance where it appears with the term “Antero Water Credit Agreement”.

1.6                               Midstream Operating Loan Documents.  The Credit Agreement shall be and it hereby is amended to replace the term “Midstream Operating Loan Documents” in each instance where it appears with the term “Antero Water Loan Documents”.

1.7                               Midstream Operating Obligations.  The Credit Agreement shall be and it hereby is amended to replace the term “Midstream Operating Obligations” in each instance where it appears with the term “Antero Water Obligations”.

1.8                               Additional Lenders; Increases in Aggregate Commitment. Section 2.03(b) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

(b)                                 [Reserved].

1.9                               Hedging Modifications.  Section 2.11(d) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

(d)                                 If any Borrower or any Restricted Subsidiary enters into a Hedge Modification, the Borrowers shall prepay the Loans (and after all Loans are repaid in full, provide cash collateral in accordance with Section 2.06(j)) to the extent necessary to eliminate Borrowers’ Pro Rata Share of any Borrowing Base Deficiency that may exist or that may have occurred as a result of such Hedge Modification on the next Business Day following the day it or any Restricted Subsidiary receives the Net Cash Proceeds from such Hedge Modification (or in the case of any Hedge Modification entered into by any Credit Party pursuant to Section 7.03(d)(z), on the next Business Day following the day the Borrowers receive notice from the Administrative Agent of the amount of any adjustment to the Borrowing Base made by the Administrative Agent or the Required Lenders, as applicable, pursuant to Section 7.03(d)(z)(ii)).

1.10                        FATCA.  Section 2.17 of the Credit Agreement shall be and it hereby is amended by inserting the following as paragraph (h) of Section 2.17:

(h)                                 For purposes of determining withholding Taxes imposed under FATCA, from and after the Sixteenth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

1.11                        Hedging Reports.  Section 6.01(g) of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

(g)                                 as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a certificate of a Financial Officer of Borrower setting forth as of the end of such fiscal quarter, (i) a complete list of all Hedging Contracts of the Borrower and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, any margin required or supplied under any credit support document, and the counterparty to each such Hedging Contract, and (ii) the aggregate Projected Oil and Gas Production for the forthcoming five (5) year period;

1.12                        Hedging Reports.  Section 6.01 of the Credit Agreement shall be and hereby is amended by inserting a new Section 6.01(n) at the end of Section 6.01 of the Credit Agreement which shall read as follows:

(n)                                 together with the Reserve Reports required under paragraph (f) above, a complete list of all Hedging Contracts of the Borrower and its Subsidiaries then in effect, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, any margin required or supplied under any credit support document, and the counterparty to each such Hedging Contract.

1.13                        Hedging Contracts.  Section 7.03 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

Section 7.03.                         Hedging Contracts.  No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, be a party to or in any manner be liable on any Hedging Contract except:

(a)                                 Swaps and collars entered into in the ordinary course of business, and not for speculative purposes, with the purpose and effect of fixing prices or reducing or fixing basis or transportation price differentials on Crude Oil, Natural Gas or Natural Gas Liquids expected to be produced by the Credit Parties (measured by volume unit or BTU equivalent, not sales price); provided that at all times: (i) no such contract shall have a term of more than sixty (60) months; (ii) except for the Liens granted under the Security Documents to secure Lender Hedging Obligations, no such contract requires any Credit Party to put up money, assets, or other security (other than letters of credit) against the event of its nonperformance prior to actual default by such Credit Party in performing its obligations thereunder, (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty which at the time the contract is made is an Approved Counterparty, and (iv) the aggregate production of Crude Oil, Natural Gas and Natural Gas Liquids, calculated collectively and measured by volume unit or BTU equivalent, not sales price, covered by all such contracts (other than basis or transportation price differential swaps for volumes of Natural Gas included under other Hedging Contracts permitted under this clause (a)) to which any Credit Party is a party does not at any time exceed 75% of the Credit Parties’ aggregate Projected Oil and Gas Production for the forthcoming five (5) year period calculated collectively and measured by volume unit or BTU equivalent, not sales price.

(b)                                 puts or floors entered into by a Credit Party in the ordinary course of business, and not for speculative purposes, with the purpose and effect of establishing minimum prices on Crude Oil, Natural Gas or Natural Gas Liquids expected to be produced by the Credit Parties (measured by volume unit or BTU equivalent, not sales price); provided that at all times: (i) no such contract shall have a term of more than sixty (60) months, (ii) except for the Liens granted under the Security Documents to secure Lender Hedging Obligations, no such contract requires any Credit Party to put up money, assets, or other security (other than letters of credit) against the event of its nonperformance prior to actual default by such Credit Party in performing its obligations thereunder, (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made is an Approved Counterparty, (iv) there exists no deferred obligation to pay the related premium or other purchase price for such floor or the only deferred obligation is to pay the financing for such premium or other purchase price and such deferred obligation is permitted under Section 7.01(i), and (v) the aggregate production for Crude Oil, Natural Gas and Natural Gas Liquids, calculated collectively and measured by volume unit or BTU equivalent, not sales price, covered by all such contracts to which any Credit Party is a party does not in the aggregate exceed one hundred percent (100%) of the Credit Parties’ aggregate Projected Oil and Gas Production for the forthcoming five (5) year period calculated collectively and measured by volume unit or BTU equivalent, not sales price.

(c)                                  contracts entered into by a Credit Party in the ordinary course of business, and not for speculative purposes, with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Credit Party that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract and (iii) each such contract is with an Approved Counterparty              .

(d)                                 If any Credit Party enters into any Hedge Modification, the Borrower Representative shall provide the Administrative Agent with written notice of such Hedge Modification within three (3) Business Days thereafter, setting forth, in reasonable detail, the terms of such Hedge Modification; provided that no Hedge Modification may be made by any Credit Party if the economic effect on the Borrowing Base (as determined by the Administrative Agent) of all Hedge Modifications entered into since the most recent Scheduled Redetermination exceeds, in the aggregate for all Credit Parties, an amount equal to five percent (5%) of the Borrowing Base then in effect, unless (x) in the event such economic effect is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, such Credit Party shall have received the prior written consent of the Administrative Agent, or (y) such Credit Party shall have received the prior written consent of the Required Lenders, or (z) (i) at the time of and after giving effect to any such Hedge Modification, no Default exists, (ii) the Borrowing Base is adjusted by an amount equal to the economic effect on the Borrowing Base of all such Hedge Modifications as determined by the Required Lenders (or in the event the economic effect on the Borrowing Base (as determined by the Administrative Agent) of all Hedge Modifications entered into by the Credit Parties since the most recent Scheduled Redetermination is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, as determined by the Administrative Agent) and (iii) the Borrowers prepay the Loans or provide cash collateral to the extent required by Section 2.11(d) as a result of such Hedge Modifications.

(e)                                  Notwithstanding anything to the contrary contained in this Section 7.03, the Borrowers may enter into Hedging Contracts for Crude Oil, Natural Gas and Natural Gas Liquids with a term longer than 60 months; provided that (i) any Hedging Contract with a term longer than 60 months at the time such Hedging Contract is entered into shall in any event expire by its terms on or before December 31, 2021, (ii) except for the term of such Hedging Contract exceeding 60 months at the time it is entered into, such Hedging Contract is otherwise permitted under the terms of this Section 7.03 and (iii) the volumes of Crude Oil, Natural Gas and Natural Gas Liquids covered by all such Hedging Contracts for the period beyond 60 months (other than basis or transportation price differential swaps for volumes of Natural Gas) does not, for any single month in such period, exceed 65% of the Credit Parties’ aggregate Projected Oil and Gas Production anticipated to be sold during such month in the ordinary course of business.

1.14                        Limitations on Dispositions of Property. Sections 7.05(j), (k) and (l) shall be and hereby are amended and restated in their entirety to read as follows:

(j)                                    [Reserved];

(k)                                  [Reserved];

(l)                                    [Reserved]; and

1.15                        Limitation on Dividends and Redemptions.  Section 7.06 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment, other than Restricted Payments payable to Borrowers or to Guarantors that are Subsidiaries of a Borrower; provided that (a) in connection with the exchange of all of the Borrowers’ Equity Interests by the holders thereof for Equity Interests of Holdings, each Borrower may repurchase employee stock options issued under stock option plans then being terminated in an aggregate amount not to exceed $4,500,000 during the thirty day period following the one year anniversary of the termination of such stock option plans and (b) the Borrowers may make one or more Restricted Payments in respect of their Equity Interests in an aggregate amount not to exceed $25,000,000 so long as on the date of and after giving effect to any such Restricted Payment (i) no Default has occurred and is continuing and (ii) Borrowing Base Usage is less than 90%.

1.16                        Limitation on Investments and New Businesses.  Section 7.07 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (c) make any acquisitions of or capital contributions to or other investments in any Person, other than (i) Permitted Investments, (ii) investments in the Equity Interests of any Restricted Subsidiary, (iii) investments in any MLP Party consisting of Dispositions permitted under Section 7.05(m) and (iv) cash or cash equivalent investments in any MLP Party; provided that with respect to investments made pursuant to this clause (vi), (A) at the time of each such investment, no Default shall have occurred and be continuing or would be caused thereby, (B) after giving effect to any such investment, the outstanding balance of such investments at any time shall not exceed $150,000,000 and (C) on a pro forma basis, the Aggregate Unused Commitment shall not be less than the greater of (1) $200,000,000 and (2) an amount equal to 10% of the Borrowing Base then in effect.

1.17                        Release of Guarantors. Section 8.11 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

[Reserved].

1.18                        Confidentiality.  The penultimate sentence of Section 11.12 of the Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

1.19                        Schedule 1.01.  Schedule 1.01 to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with Schedule 1.01 attached hereto.

SECTION 2.                                       Redetermined Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders, Borrower and the Guarantors hereby acknowledge that effective as of the Sixteenth Amendment Effective Date, the Borrowing Base is $4,000,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the Scheduled Redetermination to occur on or about October 15, 2015 pursuant to Section 3.3 of the Credit Agreement and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 2 constitutes the Scheduled Redetermination, which otherwise would have occurred on or about April 15, 2015 pursuant to Section 3.03 of the Credit Agreement.

SECTION 3.                                       New Lenders and Reallocation and Increase of Commitments.  Pursuant to Section 2.03 of the Credit Agreement certain Lenders have agreed among themselves to reallocate their respective Commitments, and to, among other things, (a) permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”) and (b) allow certain financial institutions identified by J.P. Morgan Securities LLC (“J.P. Morgan”), in its capacity as an Arranger, in consultation with Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment.  Each of the Administrative Agent and Borrower hereby consents to (i) the reallocation of the Commitments, (ii) each New Lender’s acquisition of an interest in the Aggregate Commitment, and (iii) the increase in each Increasing Lender’s Commitment.  On the date this Amendment becomes effective and after giving effect to such reallocation and increase of the Aggregate Commitment, the Commitment of each Lender shall be as set forth on Schedule 1.01 of this Amendment.  Each Lender hereby consents to the Commitments set forth on Schedule 1.01 of this Amendment.  The reallocation of the Aggregate Commitment among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.  The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 11.04(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3.  The increase in each Increasing Lender’s Commitment and the acquisition by each New Lender of an interest in the Aggregate Commitment shall be deemed to have been consummated pursuant to the terms of the Lender Certificate attached as Exhibit E to the Credit Agreement as if such Increasing Lender or New Lender, as the case may be, had executed a Lender Certificate with respect to such increase or acquisition.  To the extent requested by any Lender and in accordance with Section 2.16 of the Credit Agreement, Borrower shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by Borrower under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.  Each New Lender agrees that it shall be deemed to be, and hereby becomes on the date of the effectiveness of this Amendment, a party in all respects to the Credit Agreement and the other Loan Documents to which the Lenders are party and shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

SECTION 4.                                       Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment and the reallocation of the Commitments contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4; provided that the change to the definition of “Projected Oil and Gas Production” in Section 1 and each of the amendments set forth in Sections 1.9, 1.11, 1.12 and 1.13 of this Amendment shall be deemed effective retroactively to January 1. 2015, upon this Amendment becoming effective in accordance with its terms.

4.1                               Execution and Delivery.  Each Credit Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent shall have executed and delivered this Amendment.

4.2                               No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

4.3                               Fees.  Borrower, the Administrative Agent and J.P. Morgan shall have executed and delivered a fee letter in connection with this Amendment, and the Administrative Agent and J.P. Morgan shall have each received, for its own account and for the account of the Lenders, the fees separately agreed upon in such fee letter.

4.4                               Certificates.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Amendment or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.5                               Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.                                       Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

5.1                               Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

5.2                               Corporate Authority; No Conflicts.  The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

5.3                               Enforceability.  This Amendment constitutes the valid and binding obligation of Borrower and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4                               No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 6.                                       Miscellaneous.

6.1                               Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Borrower and each Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

6.2                               Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3                               Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.4                               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.5                               Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6                               Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7                               Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

6.8                               Loan Document.  This Amendment shall constitute a Loan Document for all purposes and in all respects.

[Remainder of page intentionally blank.

Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer and Regional Vice President

RESTRICTED SUBSIDIARIES:

ANTERO WATER LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer and Regional Vice President

AR OHIO LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer and Regional Vice President

MONROE PIPELINE LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Chief Administrative Officer and Regional Vice President

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Authorized Officer

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ Suzanne Ridenhour
Name: Suzanne Ridenhour
Title: Director

SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Documentation Agent and a Lender

By:	/s/ Mark Roche
Name: Mark Roche
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

SIGNATURE PAGE

MUFG UNION BANK, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Lara Francis
Name: Lara Francis
Title: Vice President

SIGNATURE PAGE

CITIBANK, N.A.,
as a Lender

By:	/s/ Jeff Ard
Name: Jeff Ard
Title: Vice President

SIGNATURE PAGE

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

SIGNATURE PAGE

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Morris
Name: David Morris
Title: Senior Vice President

SIGNATURE PAGE

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By:	/s/ Marie Fernandes
Name: Marie Fernandes
Title: Authorized Signatory

SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:	/s/ Garrett R. Merrell
Name: Garrett R. Merrell
Title: Relationship Manager

SIGNATURE PAGE

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Melissa Guzmann
Name: Melissa Guzmann
Title: Vice President

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel K. Hansen
Name: Daniel K. Hansen
Title: Vice President

SIGNATURE PAGE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

SIGNATURE PAGE

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

SIGNATURE PAGE

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ James Giordano
Name: James Giordano
Title: Vice President

SIGNATURE PAGE

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Authorized Signatory

SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

SIGNATURE PAGE

ABN AMRO CAPITAL USA LLC,
as a Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director

SIGNATURE PAGE

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tom Byargeon
Name: Tom Byargeon
Title: Managing Director

SIGNATURE PAGE

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

SIGNATURE PAGE

FIFTH THIRD BANK,
as a Lender

By:	/s/ Helen Wiggins
Name: Helen Wiggins
Title: Assistant Vice President

SIGNATURE PAGE

COMPASS BANK,
as a Lender

By:	/s/ Rhianna Disch
Name: Rhianna Disch
Title: Vice President

SIGNATURE PAGE

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven Smith
Name: Steven Smith
Title: Director

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Deborah L. Hart
Name: Deborah L. Hart
Title: Authorized Signatory

SIGNATURE PAGE

SUNTRUST BANK,
as a Lender

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

SIGNATURE PAGE

SANTANDER BANK, N.A.,
as a Lender

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

SIGNATURE PAGE

SCHEDULE 1.01

Applicable Percentages and Commitment

Lender	Applicable Percentage	Commitment
JPMorgan Chase Bank, N.A.	6.15000%	$233,700,000.00
Wells Fargo Bank, N.A.	6.15000%	$233,700,000.00
Credit Agricole Corporate and Investment Bank	5.45000%	$207,100,000.00
Citibank, N.A.	5.45000%	$207,100,000.00
Barclays Bank PLC	5.45000%	$207,100,000.00
Capital One, National Association	5.45000%	$207,100,000.00
MUFG Union Bank, N.A.	5.45000%	$207,100,000.00
BMO Harris Bank N.A.	3.42500%	$130,150,000.00
U.S. Bank National Association	3.42500%	$130,150,000.00
Credit Suisse AG, Cayman Islands Branch	3.42500%	$130,150,000.00
The Bank of Nova Scotia	3.42500%	$130,150,000.00
Toronto Dominion (New York) LLC	3.42500%	$130,150,000.00
Canadian Imperial Bank of Commerce, New York Branch	3.42500%	$130,150,000.00
Fifth Third Bank	3.42500%	$130,150,000.00
HSBC Bank USA, National Association	3.42500%	$130,150,000.00
BNP Paribas	3.42500%	$130,150,000.00
DNB Capital LLC	3.42500%	$130,150,000.00
Comerica Bank	2.87500%	$109,250,000.00
Natixis, New York Branch	2.45000%	$93,100,000.00
ABN AMRO Capital USA LLC	2.45000%	$93,100,000.00
Sumitomo Mitsui Banking Corporation	2.45000%	$93,100,000.00
PNC Bank, National Association	2.45000%	$93,100,000.00
KeyBank National Association	2.45000%	$93,100,000.00
SunTrust Bank	2.45000%	$93,100,000.00
Compass Bank	2.45000%	$93,100,000.00
Morgan Stanley Bank, N.A.	2.45000%	$93,100,000.00
Branch Banking and Trust Company	2.12500%	$80,750,000.00
Santander Bank, N.A.	1.25000%	$47,500,000.00
Guaranty Bank and Trust Company	0.35000%	$13,300,000.00
TOTAL	100.000000000%	$3,800,000,000.00